Exhibit 5

                                  REID & PRIEST LLP
                                 40 West 57th Street
                                 New York, NY  10019
                                Telephone 212 603-2000
                                   Fax 212 603-2001

                                             New York, New York
                                             January 16, 1998


             General Bearing Corporation
             44 High Street
             West Nyack, New York  10994

                       Re:  Registration Statement on Form S-8
                            ----------------------------------

             Gentlemen:

                       We have acted as counsel to General Bearing
             Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 500,000 shares of the Registrant's common stock, $.01 par value per share (the "Shares"), issuable upon the exercise of options (the "Options") granted or to be granted pursuant to the Company's 1996 Stock Option and Performance Award Plan (the "Plan").

                       For purposes of this opinion we have examined the
             Registration Statement and the Prospectus, the Certificate of Incorporation and the By-Laws of the Registrant, the Plan and such other documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents, records or agreements (collectively, the "Documents") that we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all Documents submitted to us as originals, and the conformity to the originals of all Documents submitted to us as certified or photostatic copies.

                       Based upon the foregoing and subject to the
             qualifications stated herein we are of the opinion that:

          General Bearing Corporation
          January 16, 1998
          Page 2




                       1.   The Registrant is a corporation duly
             incorporated, validly existing and in good standing under the laws of the State of Delaware.

                       2.   The Shares included in the Registration
             Statement that are to be issued upon the exercise of the Options granted or to be granted pursuant to the Plan will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Plan.

                       We are members of the Bar of the State of New
             York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to, any laws other than the laws of the State of New York and the federal laws of the United States of America.

                       We hereby consent to the filing of this opinion
             with the Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           /s/ Reid & Priest LLP